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                                                                   EXHIBIT 10(h)

                              EMPLOYMENT AGREEMENT

                                 JONATHAN BRAUN

                       AND MARINEX MULTIMEDIA CORPORATION


     AGREEMENT, dated as of the 1st day of June, 1996, among Marinex Multimedia Corporation, a Nevada corporation, having a place of business at 110 Greene Street, New York, New York 10012 ("Company"), and Jonathan Braun, an individual residing at 70 Huntville Road, Katonah, NY 10563 ("Executive")

     WHEREAS, the Company desires to employ Executive as its President; and

     WHEREAS, Executive is willing to accept such employment by the Company, all in accordance with provisions hereinafter set forth; and

     NOW, THEREFORE, in consideration of the promises and mutual representations, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Term: The term of this Agreement shall be for a period of five (5) years commencing effective on the date hereof, and terminating on the fifth anniversary date hereof subject to earlier termination as provided herein or unless extended by mutual consent of the parties.

     2. Employment: (A) Subject to the terms and conditions and for the compensation hereinafter set forth, the Company hereby agrees to employ Executive for and during the term of this Agreement. Executive is hereby employed by the Company as its President with primary responsibility for the general management of the Corporation's affairs and its day to day operations, with the requisite authority to so manage. The Company shall not require Executive to be employed in any location other than metropolitan New York City unless he consents in writing to such location.

     (B) During the term of this Agreement, Executive shall be furnished with office space and facilities commensurate with his position and adequate for the performance of his duties; he shall be provided with the prerequisites customarily associated with the position of President of the Company.

     (C) Executive understands that the Company may obtain key man life and/or disability insurance on his person of which the Company will be the beneficiary. Executive agrees to sign all necessary insurance and to make himself available for any medical examination reasonably required by such insurer.


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     3. Compensation:

(A) Salary: During the term of this Agreement, the Company agrees to pay Executive, and Executive agrees to accept, an annual salary of not less than Two Hundred Forty Thousand Dollars ($240,000) per year, payable in accordance with the Company's policies, for all services rendered by Executive hereunder. Executive may waive any portion of his salary. Any such waiver shall be retroactive only and shall not be prospective.

(B) Bonus: As additional compensation, the Company may pay Executive a periodic bonus as determined by the Board of Directors.

(C) Increases: The annual salary is subject to periodic increases at the discretion of the Board of Directors with such increases to take effect no later than on each anniversary date of this Agreement and which shall not be less than ten percent (10%) each year.

(D) Performance Compensation: Executive will receive ten percent (10%) of the Company's annual profits, payable within four (4) months of the end of each of the Company's fiscal years ending within the term of this Agreement. For the purposes of this Agreement "Profits" shall be an amount equal to the Company's net income before income taxes for the employment year in question, determined in accordance with generally accepted accounting principles plus any amounts deducted by the Company during the relevant year for depreciation of property and equipment or interest expense, less any nonrecurring or infrequent items (e.g. sale of property or equipment) which increased net income before income taxes, plus any nonrecurring or infrequent items which increased net income before income taxes.

     4. Expenses: The Company shall reimburse Executive for all reasonable and actual business expenses incurred by him in connection with his service to the Company, upon submission by him of appropriate vouchers and expense account reports, including but not limited to automobile which automobile expenses shall not exceed the sum of Thirty Five Thousand Dollars ($35,000) per year.

     5. Benefits:

(A) Insurance: In addition to the salary and bonus to be paid to Executive hereunder, the Company shall maintain family medical and dental insurance, life insurance in the amount of not less than Two Hundred Fifty Thousand Dollars ($250,000) on the life of Executive and for which executive shall designate the beneficiary(ies), and long term disability providing monthly disability insurance disability benefits to Executive of not less than Fifty Four Thousand Dollars ($54,000). Executive and his dependents shall be entitled to participate in such other benefits as are extended to active executive employees of the Company and their dependents including but not limited to pension, retirement, profit-sharing, 401(k), stock option, bonus and incentive plans, group insurance,

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hospitalization, medical or other benefits made available by the Company to its employees generally.

(B) Vacation: Executive shall be entitled to take up to six (6) weeks of paid vacation annually at a time mutually convenient to the Company and Executive in any one year shell accumulate to his benefit in the succeeding years and, to the extent not previously used as of the termination of Executive's period of active employment, Executive shall be paid in cash in lieu of such unused vacation.

     6. Restricted Covenants: (A) Executive recognizes and acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future, information concerning customers, clients, marketing, business and operational methods of the Company and its customers or clients, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, and that the same are confidential and proprietary, and are "confidential information" of the Company. In consideration of his employment by the Company hereunder, Executive agrees that he will not, without the consent of the Board, make any disclosure of confidential information now or hereafter possessed by the Company to any person, partnership, corporation or entity either during or after the term hereunder, except to employees of the Company or its subsidiaries or affiliates, as may be necessary in the regular course of the Company's business and except as may be required pursuant to any court order, judgment or decision from any court of competent jurisdiction. The foregoing shall not apply to information which is in the public domain on the date hereof; which, after it is disclosed to Executive by the Company is published or becomes part of the public domain through no fault of Executive; which is known to Executive prior to disclosure thereof to him by the Company as evidenced by his written records; or, after Executive is no longer employed by the Company, which is thereafter disclosed to Executive in good faith by a third party who was not under any obligation of confidence or secrecy to the Company with respect to such information at the time of disclosure to him. The provisions of this Section shall continue in full force and effect notwithstanding any termination of Executive's employment under this Agreement for a period of six (6) months following said termination of employment.

(B) Except in the ordinary course of his duties as President, or in the furtherance of the business of the Company, during the period from the date of this Agreement until twelve (12) months following the date on which his employment with the Company is terminated, Executive will not, directly or indirectly:

     (i) persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of the Company on the date on which Executive's employment with the Company is terminated to cease doing business with the Company, or to reduce the amount of business it does with the company;

     (ii) solicit for himself or any other person or entity other than the Company the business of any person or entity which is a customer or client of the Company, or was its
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customer or client within six (6)  months prior to the termination of his employment by the Company, with respect to the clearing or execution or securities;

     (iii) persuade or attempt to persuade any employee of the Company, or any individual who was an employee of Company during the six (6) month period prior to the termination of this Agreement, to leave Company's employ, or to become employed by any person or entity other than the Company; or

     (iv) engage in a business that directly competes with the properties of the Company in those geographic areas in which said properties are offered.

     Provided however, that the foregoing shall not prohibit Executive from creating, developing, marketing and turning to an economic gain any original entertainment properties.

     (C) Executive acknowledges that the restrictive covenants (the "Restrictive Covenants") contained in this Section 6 are a condition of his employment and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any pert thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

     (D) If Executive breaches, or threatens to breach, any of the Restrictive Covenants, the Company, in addition to and not in lieu of any other rights and remedies it may have at law or in equity, shall have the right to injunctive relief; it being acknowledged and agreed to by Executive that any such breach or threatened breach would cause irreparable and continuing injury to the Company and that money damages would not provide an adequate remedy to the Company.

     7.  Termination:

     (A) Death:   In the event of Executive's death during the term of his
employment, Executive's designated beneficiary, or in the absence of such beneficiary designation, his estate shall be entitled to payment of Executive's salary from date of death to the entitled to payment of Executive's salary from date of death to the expiration of one (1) year thereafter. In addition, Executive's beneficiary and/or dependents shall be entitled, for the same one year period to continuation, at the Company's expense, of such benefits as are than being provided to them under Section 5(A) hereof, and any additional benefits as may be provided to dependents of the Company's executive officers in accordance with the terms of the Company's policies and practices. In addition, any options granted to Executive which have not, by the terms of the options, vested shall be


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deemed to have vested as of the date of his death and shall thereafter be exercisable by Executive's beneficiary or estate for the maximum period of time allowed for exercise thereof under the terms of the option.

     (B) Disability:

     (a) In the event Executive, by reason of physical or mental incapacity, shall be disabled for a period of at least twelve (12) consecutive months, the Company shall have the option at any time thereafter, to terminated Executive's employment hereunder for disability. Such termination will be effective thirty
(30) days after the Board gives written notice of such termination to Executive, unless Executive shall have returned to the performance of his duties prior to the effective date of the notice. All obligations of the Company hereunder shall cease upon the effectiveness of such termination, provided that such termination shall not affect or impair any rights Executive may have under any policy of long term disability insurance or benefits then maintained on his behalf by the Company. In addition, for a period of one (1) year following termination of Executive's employment for disability, Executive and his dependents, as the case may be, shall continue to receive the benefits set forth under subparagraph 5(A) hereof, as well as such benefits as are extended to the Company's active executive employees and their dependents during such period. Any options granted to Executive which have not, by the terms of the option, vested shall be deemed to have vested at the termination and shall thereafter be exercisable by Executive, his beneficiary, conservator or estate, as applicable, for the maximum period of time allowed for exercise thereof under the terms of the option.

     (b) "Incapacity" as used herein shall mean the inability of Executive due to physical or mental illness, injury or disease to substantially perform his normal duties as Chief Executive Officer. Executive's salary as provided for hereunder shall continue to be paid during any period of incapacity prior to and including the date on which Executive's employment is terminated for disability.

     (C ) By The Company For Cause:

     (a) The Company shall have the right, before the expiration of the term of this Agreement, to terminate this Agreement and to discharge Executive for cause (hereinafter "Cause"). For the purposes of this Agreement, the term "Cause" shall mean Executive's conviction of a felony related to the Company's business.

     (b) If the Company elects to terminate Executive's employment for Cause under ( C)(a) above, such termination shall be effective fifteen (15) days after the Company gives written notice of such termination to Executive.

     (D) By Executive for Reason:

     Executive shall have the right to terminate his employment at any time for "good reason" (herein designated and referred to as "Reason"). The term Reason shall mean (i)

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the failure to elect or appoint, or re-elect or re-appoint, Executive to, or removal or improperly attempted removal of Executive from, his position as President or superior positions with the Company, except in connection with the proper termination of Executive's employment by reason of Cause, Death or Disability; (ii) a reduction in Executive's overall compensation other than this discretionary bonus under Section 3(B) above or an adverse change in the nature or scope of the authorities, powers, function or duties normally attached to Executive's position with the Company; (iii) the Company's failure or refusal to perform any obligations required to be performed in accordance with this Agreement after a reasonable notice and an opportunity to cure same; and (iv) a Change in Control of the Company, as defined herein, occurs.

     (E) Severance: (a) In the event Executive's employment hereunder shall be terminated by Executive for Reason or by the Company for other than Death or
Disability: (1) Executive shall thereupon receive as severance pay in a lump sum the amount of salary and bonuses which Executive would have received if the terms of this agreement were for a period of fifteen years; and (2) Executive's (and his dependents') participation in any and all life, disability, medical and dental insurance plans shall be continued, or equivalent benefits provided to him or them by the Company, at no cost to him or them, for a period of two years from the termination; and (3) any options granted to Executive which have not, by the terms of the options, vested shall be deemed to have vested at the termination, and shall thereafter be exercisable for the maximum period of time allowed for exercise thereof under the terms of the option; and (b) an election by Executive to terminate his employment under the provisions of this paragraph shall not be deemed a voluntary termination of employment of Executive for the purpose of interrupting the provisions of any of the Company's employee benefit plans, programs or policies.

     (F) Resignation: In the event Executive resigns without Reason prior to the expiration hereof, he shall receive any unpaid fixed salary through such resignation date, and such benefits to which he is entitled by law.

     (G) Extension of Benefits: Any extension of benefits following the termination of employment provided for herein shall be deemed to be in addition to, and not in lieu of, any period for benefits continuation provided for by law at the Company's , Executive's or his dependents' expense.

     (H) Change in Control: For purposes hereof, a Change in Control shall be deemed to have occurred (i) if there has occurred a "change in control" as such term is used in Item 1(a) of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended at the date hereof ("Exchange Act"), (ii) if there has occurred a change in control as the term "control" is defined in Rule 12b-2 promulgated under the Exchange Act, or (iii) when a majority of the directors elected at any annual or special meeting of stockholders are not individuals nominated by Executive and Charles Stuart Platkin.

     8. Indemnification: Company hereby indemnifies and holds Executive harmless to the extent of any and all claims, suits, proceedings, damages, losses or

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liabilities incurred by Executive and arising out of any acts or decisions done or made in the authorized scope of his employment hereunder without regard to whether or not such claims, etc. arise during or after the Executive's employment with the Company. Company hereby agrees to pay all expenses, including any and all attorney's fees, actually incurred by Executive in connection with the investigation of any such matter, the defense of any such action, suit or proceeding and in connection with any appeal thereon including the cost of court settlements. Nothing contained herein shall entitle Executive to indemnification by Company in excess of that permitted under applicable law.

     9. Waiver:    No delay or omission to exercise any  right, power or remedy accruing to either party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in the applicable writing. All remedies afforded to either party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by either party of any other rights or the seeking of any other rights or remedies against the other party.

     10. Governing Law:   The validity of this Agreement or of any of the
provisions hereof shall be determined under and according to the laws of the State of New York, and this Agreement and its provisions shall be construed according to the laws of the State of New York, without regard to the principles of conflicts of law.

     11. Notice:   Any notices, demands or other communications required or
permitted to be given in connection with this Agreement shall be given in writing, shall be transmitted to the appropriate party by hand delivery, by certified mail, return receipt requested, postage prepaid or by telegram, telex or electronic means and shall be addressed to a party at such party's address shown on the first page hereof. A party may designate by written notice given to the other parties a new address to which any notice, demand or other communication hereunder shall thereafter be given. Each notice, demand or other communication transmitted in the manner described in this Section 11 shall be deemed to have been given and received for all purposes at the time it shall have been (I) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the affidavit of the messenger (if transmitted by hand delivery) or the answer back or call back (if transmitted by telegram, telefax or other electronic means) or (ii) presented for delivery during normal business hours, if such delivery shall not have been accepted for any reason.

     12. Assignments: This Agreement shall be binding upon and inure to the benefit of the parties and each of their respective successors, assigns, heirs and legal representatives, provided, however, that Executive may not assign or delegate his obligation, responsibilities and duties hereunder except as permitted by the Company's by-laws, custom, practice, policies or the Board of Directors. Company may not assign this Agreement without the prior written consent of Executive.


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     13. Miscellaneous:  This Agreement contains the entire understanding between the parties hereto and supersedes all other oral and written agreements or understandings between them with respect to the subject matter hereof. No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the party to be charges therewith.

     14. Obligations of a Continuing Nature: It is expressly understood and agreed that the covenants, agreements and restrictions undertaken by or imposed on Executive and the Company hereunder, which are stated to exist or continue after termination of Executive's employment with the Company, shall exist and continue irrespective of the method or circumstances of such termination for the respective periods of time set forth herein.

     15. Severability: The parties agree that if any of the covenants, agreement or restrictions contained herein is held to be invalid by any court of competent jurisdiction, such holding will not invalidate any of the other covenants, agreements and/or restrictions herein contained and such invalid provisions shall be severable so that the invalidity of any such provision shall not invalidate any others.

     16. Venue; Jurisdiction: The Company and Executive hereby agree that any action, proceeding or claim against either of them arising out of, or relative in any way to this Agreement shall be brought and enforced in any of the courts of the State of New York in New York County, New York, or the United States District Court for the Southern District of New York, and irrevocable submits to such jurisdiction. The Company and Executive hereby waive any objection to such jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company or Executive may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company and to Executive at their respective addresses set forth on the first page hereof or such other address as one party may so notify the other party. Such mailing shall be deemed personal service and shall be legal and binding upon the Company and Executive in any action, proceeding or claim.







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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.



                                        EXECUTIVE


                                        By:   /s/Jonathan Braun
                                            -------------------------



                                        MARINEX MULTIMEDIA CORPORATON


                                        By:   /s/ Paul Condit
                                             ------------------------
                                              /s/ John Condit
                                             ------------------------


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